Exhibit 10.16

Treace Medical Concepts, Inc.

Non-Employee Director Compensation Program

Amended and Restated as of January 17, 2024 and

amended as of August 1, 2024, February 19, 2025 and February 18, 2026

This Treace Medical Concepts, Inc. (the “Company”) Non-Employee Director Compensation Program (this “Program”) was adopted under the Company’s 2021 Incentive Award Plan (the “2021 Plan”) effective as of the closing of the Company’s initial public offering of its common stock, and was amended and restated on January 17, 2024 (the “Restatement Date”) and amended as of August 1, 2024, February 19, 2025, and February 18, 2026. Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan. The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board of Directors of the Company (the “Board”), to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. The notice shall be effective for all subsequent compensation payable after the Company’s receipt of such notice unless otherwise agreed in writing between the Company and the Non-Employee Director.

Cash Compensation – All Non-Employee Directors are entitled to receive the following annual cash compensation for his or her services:

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$45,000 per year for services as a Board member
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$50,000 per year additionally for services as Chairperson of the Board of Directors
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$50,000 per year additionally for services as lead independent director

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$20,000 per year additionally for services as Chairperson of the Audit Committee
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$10,000 per year additionally for service as an Audit Committee member

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$20,000 per year additionally for service as Chairperson of the Compensation Committee
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$10,000 per year additionally for service as a Compensation Committee member

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$20,000 per year additionally for service as Chairperson of the Nominating and Corporate Governance Committee
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$10,000 per year additionally for service as a Nominating and Corporate Governance Committee member

Each annual cash retainer and additional annual fee is paid quarterly in arrears on a prorated basis. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described above, for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

Initial Equity Grant for Non-Employee Directors: Each Non-Employee Director who is initially elected or appointed to serve on the Board after the Restatement Date shall be granted under the 2021 Plan or any other applicable Company equity incentive plan then-maintained by the Company (together with the 2021 Plan, the “Plan”) an equity grant with a value equivalent to $300,000, consisting of an award of restricted stock units (the “Initial RSU Award”) with the number of restricted stock units determined by dividing $300,000 by the closing trading price of the Company’s Common Stock on the grant date, rounded up to the nearest whole unit. The Initial RSU Award will be automatically granted on the date on which such Non-Employee Director commences service on the Board. The Initial RSU Award will vest as to one-third of the underlying restricted stock units on the first, second and third anniversaries of the grant date, subject to the Non-Employee Director’s continued service through the applicable vesting date.

Annual Equity Grant for Non-Employee Directors: Each Non-Employee Director who (i) has been serving on the Board for at least four months as of each annual meeting of the Company’s stockholders (each, an “Annual Meeting”), beginning with the 2023 Annual Meeting, and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be granted under the Plan equity awards with a value equivalent to $160,000, consisting of an award of restricted stock units (the “Annual RSU Award”) with the number of restricted stock units determined by dividing $160,000 by the closing trading price of the Company’s Common Stock on the grant date, rounded up to the nearest whole unit, up to a maximum of 30,000 restricted stock units. The Annual RSU Award will be automatically granted on the date of the applicable Annual Meeting. The Annual RSU Award shall vest on the earlier of (i) the first anniversary of the grant date, and (ii) immediately before the next Annual Meeting following the grant date, subject to the Non-Employee Director’s continued service through the applicable vesting date.

Other Terms of Equity Awards: Unless otherwise provided by the Board, no portion of an Initial RSU Award or Annual RSU Award which is unvested or, as applicable, unexercisable at the time of a Non-Employee Director’s termination of service with the Company (as determined by the Board) shall become vested and, as applicable, exercisable thereafter. Any Initial RSU Award or Annual RSU Award granted hereunder shall be subject to the Plan and the applicable standard form of award agreement thereunder, as modified to reflect the terms herein.

Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial RSU Award, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual RSU Awards as described above.

Election to Defer Issuances: The Board or its Compensation Committee may, in its discretion, provide each Non-Employee Director with the opportunity to defer the issuance of the shares underlying restricted stock units granted under this Program that would otherwise be issued to the Non-Employee Director in connection with the vesting of the restricted stock units until the earliest of a fixed date properly elected by the Non-Employee Director, the Non-Employee Director’s Termination of Service or a Change in Control. Any such deferral election (“Deferral Election”) shall be subject to such rules, conditions and procedures as shall be determined by the Board or its Compensation Committee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Board or its Compensation Committee. If an individual elects to defer the delivery of the shares underlying restricted stock units granted under this Program, settlement of the deferred restricted stock units shall be made in accordance with the terms of the Deferral Election.

Election Method: Each Deferral Election must be submitted to the Company in the form and manner specified by the Board or its Compensation Committee. Deferral Elections must comply with the following timing requirements:

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Initial Deferral Election. Each individual who first becomes a Non-Employee Director may make a Deferral Election with respect to the Non-Employee Director’s restricted stock units to be granted under the Program in the same calendar year as such individual first becomes a Non-Employee Director (the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the

Company on or before the date that the individual first becomes a Non-Employee Director (the “Initial Election Deadline”), and the Initial Deferral Election shall become final and irrevocable as of the Initial Election Deadline.
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Annual Deferral Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Board or its Compensation Committee in its discretion (the “Annual Election Deadline”), each individual who is a Non-Employee Director as of immediately before the applicable Annual Election Deadline may make a Deferral Election with respect to the restricted stock units to be granted under the Program in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become final and irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline.

Change in Control: Upon a Change in Control, all outstanding equity awards granted under the Plan and any other equity incentive plan maintained by the Company that are held by a Non-Employee Director shall become fully vested and/or exercisable, irrespective of any other provisions of the Non-Employee Director’s award agreement, subject to such Non-Employee Director’s continued service as of immediately prior to such Change in Control.

Reimbursements: The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

Miscellaneous: The other provisions of the Plan shall apply to the equity awards granted automatically pursuant to this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Plan. The grant of any equity award under this Program shall be made solely by and subject to the terms set forth in a written agreement in a form approved by the Board and duly executed by an executive officer of the Company.